SUPPLEMENT dated May 30, 2007 to PROSPECTUS SUPPLEMENT dated May 17, 2007 (To Prospectus dated February 28, 2007)

$967,884,000 (Approximate)
OPTION ONE MORTGAGE LOAN TRUST 2007-6
Issuing Entity
OPTION ONE MORTGAGE ACCEPTANCE CORPORATION
Depositor
OPTION ONE MORTGAGE CORPORATION
Originator, Sponsor and Servicer

ASSET-BACKED CERTIFICATES, SERIES 2007-6

Clause (b) of the definition of “Trigger Event” on page S-102 of the Prospectus Supplement is deleted in its entirety and replaced with the following:

(b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after reduction for all Subsequent Recoveries received from the Cut-off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
June 2009 - May 2010	1.65% for the first month, plus 1/12 of 2.00% thereafter
June 2010 - May 2011	3.65% for the first month, plus 1/12 of 2.15% thereafter
June 2011 - May 2012	5.80% for the first month, plus 1/12 of 1.70% thereafter
June 2012 - May 2013	7.50% for the first month, plus 1/12 of 0.95% thereafter
June 2013 and thereafter	8.45%

BANC OF AMERICA SECURITIES LLC	CITI
(Joint Lead Managers and Joint Book-Runners)

RBS GREENWICH CAPITAL	H&R BLOCK FINANCIAL ADVISORS INC.
(Co-Managers)